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                              Verizon Florida Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                Three Months Ended
(Dollars in Millions)                                             March 31, 2002
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
Income before provision for income taxes                                   $ 102.4
Interest expense                                                              26.7
Portion of rent expense representing interest                                  5.4
Amortization of capitalized interest                                            .2
                                                             ---------------------

Earnings, as adjusted                                                      $ 134.7
                                                             =====================

Fixed charges:
Interest expense                                                           $  26.7
Portion of rent expense representing interest                                  5.4
Capitalized interest                                                            .3
                                                             ---------------------

Fixed Charges                                                              $  32.4
                                                             =====================

Ratio of Earnings to Fixed Charges                                            4.16
                                                             =====================
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